Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 54, National Trust 324 (Insured), National Trust 325, New Jersey Trust 160 and New York Trust 215:

We consent to the use of our report dated September 26, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
September 26, 2002